Exhibit 10

0I S.A. ITEMS 12.5 TO 12.10 OF THE REFERENCE FORM

Candidate Appointed to the Fiscal Council (Alternate)

12.5   Registration data and work experience:

Name	Date of Birth	Age	Occupation
Domenica Eisenstein Noronha	1/13/1977	42	Administrator
CPF or Passport (PAS)	Occupied Elective Position	Election Date	Investiture Date
090.448.297-93	Fiscal Council (alternate)	April 2019	April 2019
Term of Office	Other Positions and Functions Held in the Company	Appointment if Elected by the Controller
1 year	Fiscal Council	No
Indicate whether he/she is an Independent Member		Number of Consecutive Mandates
Yes		01
Work Experience

Mrs. Domenica has a degree in Business Administration from Georgetown University, in Washington DC. She graduated magma cum laude, with focus in Finance, International Business and Economics. Certificates: CFA, CGA, CPA-20 and Series 7. Mrs. Domenica has 20 years of experience in the financial area. She has worked for 11 years at the Morgan Stanley Bank, first in New York in M&A operations for Latin American companies and then in São Paulo where, as Executive Director, she was responsible for the execution of equity and debt capital market transactions. Since 2010, she has been a partner in the management company Tempo Capital Gestão de Recursos Ltda. Her responsibilities include economic and financial analysis of the investments and investors relations. Mrs. Domenica has held the following positions in publicly traded companies: Member of the Audit Committee of Bradespar S.A. (Apr. 2018 – Apr. 2019, )Member of the Audit Committee of Light S.A. (Apr. 2018 – Apr. 2019), Member of the Fiscal Council of Oi S.A. (Apr. 2018 – Apr. 2019), Member of the Audit Committee of Fibria Celulose S.A. (Feb. 2017 – Jan. 2019), Member of the Audit Committee of Usinas Siderúrgica de Minas Gerais S.A. - Usiminas (Apr. 2015 – Apr. 2016 and Apr. 2017 – Apr. 2018),; Member of the Audit Committee of Embratel Participações S.A. (Apr. 2012 – Aug. 2014).

Statement of Convictions

Domenica Eisenstein Noronha has no criminal conviction, no conviction in a CVM administrative proceeding, and no final and unappealable conviction, whether judicial or administrative, which has suspended or disqualified her from the practice of professional or commercial activity.

12.6 Percentage of Participation in Board Meetings in the last year, held by the respective body that occurred after taking office:

100%

12.7 Information mentioned in item 12.5 in relation to the members of the statutory committees, as well as the audit and risk committees, financial and compensation committees, even if such committees or structures are statutory:

Not applicable

12.8 Information regarding acting as a member of the statutory committees, as well as the audit, risk, financial and compensation committees:

Not applicable

12.9. Information regarding the existence of a marital relationship, stable union or kinship up to the third degree between:

a. the Company's managers

There is no relationship.

b. (i) managers of the Company and (ii) managers of the Company's direct or indirect subsidiaries

There is no relationship.

c. (i) managers of the Company or of its direct or indirect subsidiaries and (ii) direct or indirect controlling shareholders of the Company

There is no relationship.

d. (i) managers of the Company and (ii) managers of the direct and indirect controlling companies of the Company

There is no relationship.

12.10. Information on subordination, providing services or control relationships maintained in the last three fiscal years between the Company's managers

a. company directly or indirectly controlled by the Company

Not applicable, given that there are no subordination, service or control relationships between the appointed Fiscal Council Member or (other than those related to the exercise of the duties of their respective positions in the Company) the Company and the Company's controlling shareholders.

b. direct or indirect controlling shareholder of the Company

Not applicable, given that there are no subordination, service or control relationships between the appointed Fiscal Council Member or (other than those related to the exercise of the duties of their respective positions in the Company), the Company and the Company's controlling shareholders.

c. if it is relevant, supplier, client, debtor or creditor of the Company, its subsidiary or parent companies or subsidiaries of any of these persons

Not applicable, given that there are no subordination, service or control relationships between the appointed Fiscal Council Member or (other than those related to the exercise of their respective positions in the Company) the Company, its subsidiaries or controlling shareholders.

/s/ Domenica Eisenstein Noronha

Domenica Eisenstein Noronha